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                                                                  EXHIBIT 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 58 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 23, 2000, relating to the financial statements and financial highlights appearing in the March 31, 2000 Annual Reports to Shareholders of the Total Return Fund, Total Return Fund II, Total Return Fund III, Moderate Duration Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Short-Term Fund, Money Market Fund, Long-Term U.S. Government Fund, High Yield Fund, Total Return Mortgage Fund, GNMA Fund (formerly the Low Duration Mortgage Fund), Real Return Bond Fund, Foreign Bond Fund, Global Bond Fund, Global Bond Fund II, Emerging Markets Bond Fund, Strategic Balanced Fund, Convertible Fund, StocksPLUS Fund, Municipal Bond Fund, Short Duration Municipal Income Fund, California Intermediate Municipal Bond Fund and New York Municipal Bond Fund (formerly the New York Intermediate Municipal Bond Fund) (each a Portfolio of PIMCO Funds: Pacific Investment Management Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



September 28, 2000